CUSIP No. 00434H108

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date: February 14, 2014

POLARIS VENTURE PARTNERS IV, L.P.

By:	Polaris Venture Management Co. IV, L.L.C.

By:	*
Managing Member

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND IV, L.P.

By:	Polaris Venture Management Co. IV, L.L.C.

By:	*
Managing Member

POLARIS VENTURE MANAGEMENT CO. IV, L.L.C.

By:	*
Managing Member

JONATHAN A. FLINT

By:	*
Jonathan A. Flint

CUSIP No. 00434H108	Page 2 of 2

TERRANCE G. MCGUIRE

By:	*
Terrance G. McGuire

ALAN G. SPOON

By:	*
Alan G. Spoon

*By:	/s/ John Gannon
Name:	John Gannon
Attorney-in-Fact

[This Schedule 13D was executed pursuant to a Power of Attorney. Note that copies of the applicable Powers of Attorney are already on file with the appropriate agencies.]